KEY BUSINESS LEADERS RSU FORM

GLOBAL EAGLE ENTERTAINMENT INC.
AMENDED AND RESTATED 2017 OMNIBUS LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE

Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), pursuant to the Global Eagle Entertainment Inc. Amended and Restated 2017 Omnibus Long-Term Incentive Plan (as amended from time to time, the “Plan”), hereby grants to the participant (the “Participant”) identified in this grant notice (this “Grant Notice”) an award (the “Award”) consisting of that number of restricted stock units (“RSUs”) identified in this Grant Notice. This Award is subject to all of the terms and conditions set forth herein and in the Restricted Stock Unit Award Agreement, including any country-specific provisions in the appendices attached hereto (the “Agreement”) and the Plan (collectively, the “Award Documents”), both of which are incorporated herein in their entirety.

Participant:	[________]
Grant Date:	[________]
Vesting Commencement Date:	[________]
RSUs:	[_____] RSUs
Vesting Schedule:
Subject to Sections 3, 6 and 7 of the Agreement, the RSUs will vest as follows: [(i) fifty percent (50%) of the RSUs will vest on the second (2nd) anniversary of the Vesting Commencement Date, (ii) twenty-five percent (25%) of the RSUs will vest on the third (3rd) anniversary of the Vesting Commencement Date and (iii) twenty-five percent (25%) of the RSUs will vest on the fourth (4th) anniversary of the Vesting Commencement Date.][1]

Additional Terms / Acknowledgements: The Participant acknowledges receipt of the Award Documents and the prospectus for the Plan, and understands and agrees to the terms set forth in the Award Documents. The Participant acknowledges that, if so determined by the Company in its discretion, the Participant may be required to accept the Award by electronic means and that such electronic acceptance constitutes the Participant’s agreement to be bound by all of the terms and conditions of the Award Documents. By accepting the Award, the Participant consents to receive any documents related to participation in the Plan and the Award by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company. The Participant also acknowledges that this Grant Notice must be returned to the Company (including through electronic means). The Participant further acknowledges that as of the Grant Date, the Award Documents set forth the entire understanding between the Participant and the Company regarding the acquisition of Shares and supersede all prior oral and written agreements on that subject with the exception of the following agreements only, if any: [None.]

ATTACHMENTS: I. Restricted Stock Unit Award Agreement II. Global Eagle Entertainment Inc. Amended and Restated 2017 Omnibus Long-Term Incentive Plan

___________________
1 Subject to variation.

The undersigned hereby acknowledges, accepts, and agrees to all terms and provisions of the foregoing Grant Notice, the Restricted Stock Unit Award Agreement and the Plan.

Award Recipient

Date

[Signature page to Restricted Stock Unit Grant Notice]

ATTACHMENT I: Restricted Stock Unit Award Agreement

A-1

GLOBAL EAGLE ENTERTAINMENT INC.
AMENDED AND RESTATED 2017 OMNIBUS LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
1.Grant of RSUs. Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), hereby grants to the participant (the “Participant”) identified in the grant notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement, including any country-specific provisions in the appendices attached hereto (this “Agreement”) is attached a restricted stock unit (“RSU”) award (this “Award”), pursuant to the Global Eagle Entertainment Inc. Amended and Restated 2017 Omnibus Long-Term Incentive Plan (as amended from time to time, the “Plan”), consisting of that number of RSUs specified in the Grant Notice. The Award is subject to the terms and conditions of the Grant Notice, this Agreement and the Plan. Except where the context otherwise requires, the term “Company” shall include the parent and all subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms used but not otherwise defined herein or in the Grant Notice shall have the meaning ascribed to such terms in the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated by reference herein. To the extent that any term of this Agreement or the Grant Notice conflicts or is otherwise inconsistent with any term of the Plan, as amended from time to time, the terms of the Plan shall take precedence and supersede any such conflicting or inconsistent term contained herein.
2.Acceptance and Acknowledgement. The Company may, in its sole discretion, choose to deliver any documents related to participation in the Plan and the Award by electronic means or request the Participant’s consent to participate in the Plan by electronic means. By signing (electronically or otherwise) the Grant Notice, the Participant accepts the Award and agrees to be bound by the terms and conditions of the Grant Notice, this Agreement, the Plan and any and all conditions established by the Company in connection with Awards issued under the Plan, and the Participant further acknowledges and agrees that this Award does not confer any legal or equitable right (other than those rights constituting the Award itself) against the Company or any Subsidiary or Affiliate thereof (collectively, the “Global Eagle Companies”) directly or indirectly, or give rise to any cause of action at law or in equity against the Global Eagle Companies. The Participant hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Award or disposition of the underlying Shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition.
3.Vesting of RSUs. A portion of the RSUs will vest, and the restrictions applicable thereto will lapse, on each applicable vesting date set forth in the Grant Notice (each, a “Vesting Date”), subject to the Participant’s continued employment (or if a consultant, engagement) with the Global Eagle Companies on each Vesting Date, except as otherwise provided in this Agreement.
4.Dividend Equivalents. Subject to the restrictions, limitations and conditions described in the Plan, Dividend Equivalents payable on the RSUs will be accrued on the Participant’s behalf at the time that cash dividends are otherwise paid to owners of Common Stock. Accrued Dividend Equivalent balances will be subject to the same restrictions and vesting schedule applicable to the RSUs and will be paid to the Participant with the distribution of the Shares on each applicable Vesting Date (or the next business day thereafter, if such Vesting Date falls on a weekend or holiday).
5.Distribution of Shares Upon Vesting; Withholding Taxes. Upon each Vesting Date (or the next business day thereafter, if such Vesting Date falls on a weekend or holiday), the Company will deliver a number of Shares to the Participant equal to the percentage of the Award that vested in accordance with the Grant Notice and Section 3. The Participant is personally responsible for the payment of all Withholding Taxes related to the distribution of Shares. The Global Eagle Companies shall have the right (but not the obligation) to deduct from the Award an amount equal to any Withholding Tax or other taxes of any kind required by law to be withheld in connection with the settlement of the RSUs or other securities pursuant to this Agreement. If the distribution of RSUs is subject to tax withholding, the Participant hereby authorizes the Global Eagle Companies to satisfy its Withholding Tax obligations, if any, by withholding from payroll and any other amounts payable to Participant and/or a number of Shares with a market value not less than the amount of such taxes. If, at the time of settlement, the Company does not permit the withholding of Shares to pay the amount of income and employment taxes due in respect of the vested portion of the Award, then the Participant must pay to the Company an amount in cash sufficient to satisfy all of the Company’s Withholding Tax obligations, or if the Participant has so elected during an “open window period” under the Company’s securities-trading policy (as in effect from time to time), then the Participant may elect that the Company sell the number of Shares sufficient to satisfy such tax withholding requirements. Any cash from Dividend Equivalents remaining after withholding taxes are paid will be paid in cash to the Participant. If withholding of taxes is not required, none will be taken and the gross number of Shares will be distributed.
6.Provisions for Termination.
(a)    Death or Disability. If the Participant’s employment with the Global Eagle Companies terminates due to the Participant’s death or Disability, all RSUs will vest in full as of the date on which the Participant is determined to be totally Disabled or the date of the Participant’s death. The Shares underlying the RSUs will be distributed no later than two and half (2½) months following the end of the calendar year in which the Participant dies or becomes Disabled.
(b)    Termination of Employment by the Company Without Cause or for Good Reason. If the Participant’s employment with the Global Eagle Companies is terminated without Cause or by the Participant for Good Reason, then the Participant will become vested in a pro-rated number of RSUs based on a fraction, the numerator of which is the number of days the Participant was employed with the Global Eagle Companies from the Vesting Commencement Date through the date of termination plus 365 and the denominator of which is 1,460. The Shares underlying the RSUs will be distributed no later than two and half (2½) months following the end of the calendar year in which such termination occurs.
(c)    Termination of Employment Other than by the Company Without Cause, Other than by the Participant for Good Reason or Other than due to Death or Disability. Subject to Section 6(d), if the Participant ceases to be employed by the Global Eagle Companies for any reason (including a voluntary resignation) other than termination by the Company without Cause or other than by the Participant for Good Reason or other than the Participant’s death or Disability, all unvested RSUs will be automatically forfeited as of the date of termination.
(d)    Discharge for Cause. For purposes of this Award, “Cause” means the occurrence of any one or more of the following events:

i.	A material violation of any Company policy, including but not limited to any policy contained in the Company’s Code of Ethics;

ii.	Embezzlement from, or theft of property belonging to, the Global Eagle Companies;

iii.	Willful failure to perform, or gross negligence in the performance of, assigned duties;

iv.
Material breach of fiduciary duty to the Global Eagle Companies (including, without limitation, acting in competition with, or taking other adverse action against, the Global Eagle Companies during the period of Participant’s employment with the Global Eagle Companies, including soliciting employees of the Global Eagle Companies for alternative employment); or

v.
Other intentional misconduct, whether related to employment or otherwise, which has, or has the potential to have, a material adverse effect on the business conducted by the Global Eagle Companies, in each case, subject to the procedural requirements set forth in Section 6(e).

If the Participant ceases to be employed (or if a consultant, engaged) by the Global Eagle Companies because he or she is discharged for Cause, the right to receive these RSUs, whether vested or unvested, shall terminate immediately and automatically for no consideration upon such discharge.
(e)    Procedure for Termination with Cause. Any termination of the employment of an Participant shall not be deemed to be for Cause unless and until

i.
The Participant has been provided written notice detailing the facts or circumstances constituting such Cause event at least 30 days before the proposed date of termination; provided, that the Company shall have the right to suspend the Participant with pay during such period;

ii.
The Participant has been provided with a reasonable opportunity, together with counsel for the Participant (at the Participant’s option and expense), to be heard by the Compensation Committee (in respect of any Section 16 Participant) or a panel of senior executive officers of the Company (in respect of any Non-Section 16 Participant) regarding any disputed facts prior to such proposed date of termination; and

iii.
To the extent capable of cure, the Participant fails to cure such facts or circumstances within such 30-day period; provided, that the Compensation Committee or such panel of senior executive officers of the Company, as applicable, shall determine in good faith whether such Cause event exists following such hearing and, if applicable, whether and how such Cause event is capable of being cured. If it is determined that no such Cause event exists and the Company determines to terminate the Participant’s employment with the Company, then such termination shall constitute a termination without Cause for purposes of this Agreement.

(f)    Definition of Good Reason. For purposes of this Award, “Good Reason” means the occurrence of any one or more of the following events without the prior written consent of the Participant:

i.
A material adverse change in the Participant’s duties or responsibilities (such that the compensation paid to the Participant would not continue to be deemed rational based on the Participant’s revised duties or responsibilities);

ii.
A reduction of more than 15% in the Participant’s base salary as in effect for the 12-month period immediately prior to such reduction, other than in connection with an across-the-board reduction of the base salaries of similarly situated employees or due to changes in the Participant’s duties and responsibilities with the Participant’s prior written consent;

iii.
A reduction of more than 15% in the Participant’s annual target bonus as in effect immediately prior to such reduction or the Participant becoming ineligible to participate in bonus plans applicable to similarly situated employees, other than in connection with an across-the-board reduction of the annual target bonuses of similarly situated employees or due to changes in the Participant’s duties and responsibilities with the Participant’s prior written consent; or

iv.
A change in the Participant’s principal place of work to a location of more than 50 miles in each direction from the Participant’s principal place of work immediately prior to such change in location; provided, that such change increases the Participant’s commute from the Participant’s principal residence by more than 50 miles in each direction and more than 3 times per week on average;

provided, that (x) the Participant provides a notice of termination to the Company within 90 days of the initial existence of the facts or circumstances constituting such event, (y) the Company fails to cure such facts or circumstances within 30 days after receipt of such notice and (z) the termination date of the Participant occurs no later than 30 days after the expiration of the such cure period.

7.Provisions Upon a Change of Control.

(a)
Upon the occurrence of a Change of Control, all RSUs subject to this Award shall become fully vested as of the consummation of the Change of Control and shall be settled as promptly as practicable thereafter, but in no event later than forty-five (45) days following the Change of Control.

(b)
In the event of the termination of the Participant’s employment with the Global Eagle Companies (or their successor) without Cause or by the Participant for Good Reason within the period beginning 120 days prior to the date of the Change of Control and ending on the second anniversary of such Change of Control, all RSUs will vest in full as of the date of such termination.

8.Non-transferability of RSUs. Prior to each applicable Vesting Date, this Award is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Award or such rights, this Award and such rights shall, at the election of the Company, become null, void and of no further force of effect.
9.Forfeiture; Clawback.
(a)    Notwithstanding anything contained in this Agreement to the contrary, if during the Participant’s employment or consultancy, the Participant engages in any activity inimical, contrary or harmful to the interests of the Global Eagle Companies, including, but not limited to: (i) violating the Company’s Code of Ethics or Whistleblower Policy and Procedures, as maintained from time to time, (ii) disclosing or misusing any confidential information regarding the Global Eagle Companies, or (iii) disparaging or criticizing, orally or in writing, the business, products, policies, decisions, directors, officers or employees of the Global Eagle Companies to any person (all activities described in (i) – (iii) above collectively referred to as “wrongful conduct”), then (x) the RSUs, to the extent they remain subject to restriction, shall be forfeited automatically as of the date on which the Participant first engaged in such wrongful conduct and (y) the Participant shall pay to the Company in cash any financial gain he or she received with respect to this Award within the twelve (12) month period immediately preceding such wrongful conduct. For purposes of this Section 9, “financial gain” shall equal, on each Vesting Date during the twelve (12) month period immediately preceding such wrongful conduct, the Fair Market Value of a Share on such Vesting Date, multiplied by the number of Shares that correspond to the RSUs vested on such Vesting Date, reduced by any taxes paid in countries other than the United States with respect to such vesting, and which taxes are not otherwise eligible for refund from the taxing authorities.
(b)    Notwithstanding the foregoing, nothing in this Agreement prohibits the Participant from voluntarily communicating, without notice to or approval by the Company, with any federal or state government agency about a potential violation of a federal or state law or regulation or to participate in investigations, testify in proceedings regarding the Company’s or any member of the Global Eagle Companies’ past or future conduct, or engage in any activities protected under whistle blower statutes. Further, pursuant to the Defend Trade Secrets Act of 2016, the Participant shall not be held criminally, or civilly, liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence either directly or indirectly to a federal, state, or local government official, or an attorney, for the sole purpose of reporting, or investigating, a violation of law. Moreover, the Participant may disclose trade secrets in a complaint, or other document, filed in a lawsuit, or other proceeding, if such filing is made under seal. Finally, if the Participant files a lawsuit alleging retaliation by the Company or any member of the Global Eagle Companies for reporting a suspected violation of the law, the Participant may disclose the trade secret to the Participant’s attorney and use the trade secret in the court proceeding, if the Participant files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
(c)    By accepting this Agreement, the Participant consents to and authorizes the Company to deduct, from any amounts payable by the Company to the Participant, any amounts the Participant owes to the Company under this Section 9. This right of set-off is in addition to any other remedies the Company may have against the Participant for breach of this Agreement.
(d)    Notwithstanding any other provisions in this Agreement to the contrary, the Award and any amounts received upon the settlement of the Award shall be subject to such recovery or deductions as may be required under any law, government regulation, stock exchange listing requirement or clawback or similar policy adopted by the Board (as such policy may be amended from time to time), Section 12.4 of the Plan or as determined by the Board pursuant to such law, government regulation, stock exchange listing requirement or Board policy.
10.No Special Employment or Similar Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any Person under any circumstances to bind the Global Eagle Companies to continue the employment or consultancy of the Participant or to limit the discretion of the Global Eagle Companies to terminate the Participant’s employment or consultancy at any time, with or without Cause. However, during the period of the Participant’s employment or consultancy with the Global Eagle Companies, the Participant shall render diligently and faithfully the services which are assigned to the Participant from time to time by the Board, any committee thereof, or by the executive officers of the Company and shall at no time take any action which, directly or indirectly, would be inconsistent with the best interests of the Company. The Participant further acknowledges that this Award is for future services to the Global Eagle Companies and is not under any circumstances to be considered compensation for past services.
11.Rights as a Shareholder. Except as provided in Section 4 above (regarding Dividend Equivalents), by accepting this Award, the Participant shall have no rights as a shareholder of the Company in respect of the RSUs, including any voting rights, unless and until the date on which the RSUs have vested and the Participant becomes the holder of record of the Shares issuable upon the vesting of the RSUs on the books and records of the Company, as maintained by the transfer agent for the Company’s Common Stock.

12.Adjustments. The number of RSUs subject to this Award may be adjusted in any manner as contemplated by Section 4.5 of the Plan.
13.Privacy Notice. The Participant’s employer (the “Employer”), the Company and any Subsidiary or Affiliate may collect, use, process, transfer or disclose the Participant’s personal data for the purpose of implementing, administering and managing the Participant’s participation in the Plan, in accordance with the Global Eagle Entertainment Employee and Job Candidate Privacy Notice the Participant has previously received. (The Participant should contact privacy@globaleagle.com if he or she would like to receive another copy of this notice.)
14.Requirements of Law and Securities Exchange. The issuance and transfer of Shares of Common Stock pursuant to this Award shall be subject to compliance by the Company and the Participant with all applicable requirements of Federal, state or local securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares of Common Stock may be listed. No Shares of Common Stock shall be issued pursuant to this Award unless and until any then applicable requirements of state, local or Federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Shares of Common Stock with the U.S. Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
15.Country-Specific Provisions. If the Participant resides in a country outside the United States or is otherwise subject to the laws of a country other than the United States, the Award shall be subject to the additional terms and conditions set forth in Appendix A to this Agreement and any terms and provisions as set forth in Appendix B for his or her country. Moreover, if the Participant relocates outside the United States, the additional terms and conditions in Appendix A (applicable to all non-United States countries) and Appendix B (applicable to his or her specific country) will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.
16.Miscellaneous.
(a)    Amendment. This Award of RSUs is documented by the records of the Committee or its delegate, which records shall be the final determinant of the number of Shares granted and the conditions of this Agreement. The Committee may amend or modify this Award in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Award, provided that no such amendment or modification shall materially diminish the Participant’s rights under this Agreement without his or her consent. Notwithstanding anything in this Agreement or the Plan to the contrary, this Award may be amended by the Company without the Participant’s consent, including, but not limited to, modifications to any of the rights granted to the Participant under this Agreement, at such time and in such manner as the Company may consider necessary or desirable to reflect changes in law (including for regulatory, legal and Company requirements relating to “executive compensation clawbacks”). Except as in accordance with the two immediately preceding sentences and Section 16(b), this Agreement may be amended, modified or supplemented only by an instrument in writing signed (electronically or manually) by both parties hereto.

(b)    Discretionary Nature of Plan. By accepting this Award, the Participant agrees that the granting of the Award is at the discretion of the Committee and that acceptance of this Award is no guarantee that future Awards will be granted under the Plan or any other equity incentive plan maintained from time to time by the Company. The Participant understands that the Company may amend, resubmit, alter, change, suspend, cancel, or discontinue the Plan with respect to future awards at any time without limitation.
(c)    Entire Agreement. This Agreement, the Grant Notice and the Plan together constitute the Participant’s and the Company’s entire understanding with respect to the subject matter hereof and supersede and void any and all prior agreements or understandings, written or oral, regarding the subject matter hereof, including, but not limited to, any term sheets. Notwithstanding the foregoing, to the extent that the Participant has signed any restrictive covenant agreements with the Company (including, but not limited to, any confidentiality, intellectual property rights assignment, non-competition, non-solicitation and non-disparagement agreements), such restrictive covenant agreements shall remain in full force and effect.
(d)    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
(e)    Compliance with Section 409A of the Code. This Agreement is intended to comply with or be exempt from Section 409A of the Code and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code. Notwithstanding any provision of this Agreement or the Plan to the contrary, to the extent that the Committee determines that any portion of the Award granted hereunder is subject to Section 409A of the Code and fails to comply with the requirements thereof, the Committee reserves the right to amend, restructure, terminate or replace such portion of the Award in order to cause it to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such Section.
(f)    Section 280G. If it is determined that any amount or benefit to be paid or payable to the Participant would give rise to a loss of deduction under Section 280G of the Code and the imposition of the excise tax under Section 4999 of the Code (the “Excise Tax”), then the amount or benefits payable to the Participant (the total value of such amounts or benefits, the “Payments”) shall be reduced by the Company to the extent necessary so that no portion of the Payments to the Participant is subject to the Excise Tax; provided, however, such reduction shall be made only if it results in the Participant retaining a greater amount of Payments on an after-tax basis (taking into account the Excise Tax and applicable federal, state, and local income and payroll taxes). In the event Payments are required to be reduced, they shall be reduced in the following order of priority in a manner consistent with Section 409A of the Code: (i) first from cash compensation, (ii) next from equity compensation, then (iii) pro-rata among all remaining Payments and benefits.
(g)    No Impact on Other Benefits. The value of the Award is not part of the Participant’s normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments.
(h)    Notices. All notices under this Agreement shall be mailed, delivered by hand, or delivered by electronic means to the parties pursuant to the contact information for the applicable party set forth in the records of the Company or any third-party administrator designated by the Company from time to time to administer the Award, or at such other address as may be designated in writing by either of the parties to the other party.
(i)    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles thereof regarding conflicts of law. The Participant and the Company agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard or determined in any state or federal court sitting in Delaware, and the Participant agrees to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law.
(j)    Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.
(k)    Interpretations. Any dispute, disagreement or question that arises under, or as a result of, or in any way relates to the interpretation, construction or application of the terms of this Agreement or the Plan will be determined and resolved by the Committee or its authorized delegate. Such determination or resolution by the Committee or its authorized delegate will be final, binding and conclusive for all purposes.
(l)    Successors and Assigns. The Company may assign any of its rights under this Agreement. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not.
(m)    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(n)    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. The Participant understands and agrees that he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

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APPENDIX A
TO
RESTRICTED STOCK UNIT AWARD AGREEMENT
PROVISIONS APPLICABLE TO NON-U.S. COUNTRIES
This Appendix A includes additional terms and conditions that govern the Award granted to the Participant under the Plan if the Participant resides and/or works in a country outside the United States of America (or later relocates to such a country). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan and/or the Agreement to which this Appendix A is attached.
I.    Nature of Grant. In accepting the grant of the Award, the Participant acknowledges, understands and agrees that:

a.the Plan is established voluntarily by the Company;
b.the grant of the Award is voluntary and occasional;
c.all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;
d.the Participant is voluntarily participating in the Plan;
e.the Award and any Shares subject to the Award, and the income and value of same, are not intended to replace any pension rights or compensation;
f.unless otherwise expressly agreed in a writing by the Participant with the Company, the Award and the Shares subject to the Award, and the income and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary or Affiliate;
g.the future value of the Shares underlying the Award is unknown, indeterminable, and cannot be predicted with certainty;
h.no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the termination of the Participant’s employment as provided for in the Plan or in the Agreement;
i.for purposes of the Award, and unless otherwise expressly provided in the Plan, the Grant Notice, the Agreement, any employment agreement or as otherwise determined by the Company, the Participant’s employment will be considered terminated as of the date he or she is no longer actively providing services to the Global Eagle Companies (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where he or she is employed or the terms of his or her employment agreement, if any), and unless otherwise expressly provided in the Plan, the Agreement or determined by the

Company, the Participant’s right to vest in the Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where he or she is employed or the terms of his or her employment agreement, if any); the Committee shall have the exclusive discretion to determine when he or she is no longer actively providing services for purposes of the Award (including whether the Participant may still be considered to be providing services while on a leave of absence);
j.unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits evidenced by the Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and
k.neither the Company nor the Global Eagle Companies shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Award or of any amounts due to him or her pursuant to the settlement of the Award or the subsequent sale of any Shares acquired upon settlement.
II.     Withholding Taxes. The following provisions supplement Section 5 of the Agreement:

The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to his or her participation in the Plan and legally applicable to him or her (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any.  The Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, he or she acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any applicable taxable or tax withholding event, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by any of the methods referred to in Section 5 of this Agreement or by withholding from proceeds of the sale of the Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization) without further consent.
Depending on the withholding method, the Company may withhold for Tax-Related Items by considering applicable maximum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates to the extent permitted by the Plan, in which case the

Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
Finally, if requested by the Company, the Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of his or her participation in the Plan that cannot be satisfied by the means previously described.

***

APPENDIX B
TO
RESTRICTED STOCK UNIT AWARD AGREEMENT

COUNTRY-SPECIFIC PROVISIONS
This Appendix B includes additional terms and conditions that govern the Award granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed herein. If the Participant is a citizen or resident of a country other than the one in which he or she currently is working and/or residing (or if he or she is considered as such for local law purposes), or if the Participant transfers or relocates employment or residence to another country after the Grant Date, the Company, in its discretion, will determine the extent to which the terms and conditions herein will be applicable to him or her.
This Appendix B also includes information regarding securities and other laws of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on laws in effect in the respective countries as of July 2018. Such laws are often complex and change frequently. As a result, the Participant should not rely on the information noted herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date by the time the Participant vests in the Award or sells the Shares acquired under the Plan. In addition, the information noted herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure him or her of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the applicable laws may apply to his or her situation. That is the Participant’s responsibility, and not the Company’s.
If the Participant is a citizen or resident of a country other than the one in which he or she currently is working and/or residing (or if he or she is considered as such for local law purposes), or if he or she transfers employment and/or residence to another country after the Grant Date, the information noted herein may not be applicable to the Participant in the same manner.
Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan, the Agreement and/or the Appendix A which this Appendix B follows.
ARGENTINA

Securities Law Notice. Shares of the Company are not publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.
BRAZIL

Compliance with Law and Nature of Grant Acknowledgement. By accepting the Award, the Participant agrees that he or she will comply with all applicable Brazilian laws, including, without limitation, that he or she will report and pay any and all applicable taxes associated with the vesting of the Award and/or the sale of any Shares obtained as a result of such vesting. The Participant further agrees that, for all legal purposes, (a) the benefits provided to the Participant under the Plan are the result of commercial transactions unrelated to the Participant’s employment; (b) the Plan is not a part of the terms and conditions of the Participant’s employment; (c) the income from the Award, if any, is not part of the Participant’s remuneration from employment; (d) the Participant is making an investment decision; (e) the Shares underlying the Award will be issued to the Participant only if the vesting conditions are met and any necessary services are rendered by the Participant over the vesting period; and (f) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Participant.
Tax on Financial Transactions (IOF). Repatriation of funds into Brazil and the conversion between BRL and USD associated with such fund transfers may be subject to the Tax on Financial Transactions. The Participant is responsible for complying with any applicable Tax on Financial Transactions arising from the Participant’s participation in the Plan. The Participant should consult with his or her personal tax advisor for additional details.
CANADA

Form of Settlement. Notwithstanding any discretion contained in Section 3.2(e) of the Plan or anything to the contrary in this Agreement, the Award (including any Dividend Equivalents) shall be settled in Shares only.
Securities Law Notice. The Participant is permitted to sell Shares acquired upon the vesting and settlement of the Award through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the New York Stock Exchange.
The following provisions apply if the Participant is a resident of Quebec:
Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.
Authorization to Release and Transfer Necessary Personal Information. The following provision supplements Section 13 of the Agreement:

The Participant hereby authorizes the Company (including the Global Eagle Companies) and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company (including the Global Eagle Companies) and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company (including the Global Eagle Companies) to record such information and to keep such information in the Participant’s employee file.
CHILE
Securities Law Notice. The offer of the Award constitutes a private offering of securities in Chile effective as of the Grant Date. This offer is made subject to general ruling N336 of the Chilean Superintendence of Securities and Insurance (“SVS”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the SVS, and, therefore, such securities are not subject to oversight of the SVS. Given that the securities are not registered in Chile, the Company is not required to provide public information about the securities in Chile. These securities cannot be subject to public offering in Chile while they are not registered at the corresponding securities registry in Chile.
La oferta del Otorgamiento (Award, según se define en Inglés en este documento) constituye una oferta privada de valores en Chile y se inicia en la Fecha de la Concesión (Grant Date, según se define en Inglés en este documento). Esta oferta se acoge a las disposiciones de la Norma de Carácter General Nº 336 de la Superintendencia de Valores y Seguros de Chile (“SVS” ). Esta oferta versa sobre valores no inscritos en el registro de valores o en el registro de valores extranjeros de la SVS, y, por lo tanto, tales valores no están sujetos a la fiscalización de la SVS. Por tratarse de valores no registrados en Chile, no existe obligación por parte de la Compañía de entregar en Chile información pública respecto de los mismos. Estos valores no podrán ser objeto de una oferta pública en Chile mientras que no sean inscritos en el registro de valores correspondiente en Chile.
GERMANY
No country-specific provisions.
HONG KONG
Sale Restriction.  Shares received at vesting are accepted as a personal investment.  In the event that the Award vests and Shares are issued to the Participant (or his or her heirs) within six (6) months of the Grant Date, the Participant (or his or her heirs) agree that the Shares will not be offered to the public or otherwise disposed of prior to the six (6) -month anniversary of the Grant Date.
Securities Law Notice. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant should exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this document, he or she should obtain independent professional advice.  Neither the grant of the Award nor the issuance of Shares upon vesting and settlement of the Award constitutes a public offering of securities under Hong Kong law and are available only to employees of the Global Eagle Companies.  The Agreement, the Plan and other incidental communication materials distributed in connection with the Award (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each employee of the Global Eagle Companies and may not be distributed to any other person.
INDIA
No country-specific provisions.
MALAYSIA
Data Privacy. The following provision supplements Section 13 of the Agreement:

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data, as described in the Agreement and any other grant materials by and among, as applicable, the Employer, the Company and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing his or her participation in the Plan.

The Participant understands that the Employer, the Company and any Subsidiary or Affiliate may hold certain personal information about him or her, including, but not limited to, his or her name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all awards or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in his or her favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. Data is supplied by the Employer and also by the Participant through information collected in connection with the Agreement and the Plan.

The Participant understands that Data will be transferred to the Plan broker, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than his or her country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting his or her local People Services representative, whose contact details are Zant Chapelo, zant.chapelo@globaleagle.com. The Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the Award may be deposited. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local People Services representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the consent, his or her employment status or service and career with the Employer will not be affected; the only consequence of refusing or withdrawing the consent is that the Company may not be able to grant the PSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the local human resources representative.

Peserta dengan ini secara nyata dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadinya, seperti yang dinyatakan dalam Perjanjian dan apa-apa bahan geran lain oleh dan di antara, sebagaimana yang berkenaan, Majikan, Syarikat dan mana-mana Anak Syarikat atau Syarikat Sekutu untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan.
Peserta memahami bahawa Majikan, Syarikat dan mana-mana Anak Syarikat atau Syarikat Sekutu mungkin memegang maklumat peribadi tertentu tentangnya, termasuk, tetapi tidak terhad kepada, namanya, alamat rumah. alamat emel dan nombor telefon, tarikh lahir, nombor insurans sosial, nombor pasport atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir semua anugerah atau apa-apa hak lain untuk syer yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum diperolehi bagi faedahnya (“Data”), untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan. Data adalah dibekalkan oleh Majikan dan juga oleh Peserta melalui maklumat yang dikumpul yang berkaitan dengan Perjanjian dan Pelan.
Peserta memahami bahawa Data akan dipindahkan kepada broker Pelan, atau apa-apa pembekal perkhidmatan pelan saham yang lain sebagaimana yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan. Peserta memahami bahawa penerima Data mungkin berada di Amerika Syarikat atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negaranya. Peserta memahami bahawa dia boleh meminta senarai nama dan alamat mana-mana penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatannya, dimana butir-butir hubungannya adalah Zant Chapelo, zant.chapelo@globaleagle.com. Peserta memberi kuasa kepada Syarikat dan mana-mana penerima lain yang mungkin membantu Syarikat (sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, dengan tujuan melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan, termasuk apa-apa pemindahan Data sebagaimana yang diperlukan kepada broker, ejen eskrow atau pihak ketiga yang lain dengan mana Syer yang diterima apabila Anugerah diletak hak didepositkan. Peserta memahami bahawa Data akan disimpan hanya sepanjang tempoh yang diperlukan untuk melaksanakan, mentadbir dan mengurus penyertaannya dalam Pelan. Peserta memahami bahawa dia boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, menghendaki mana-mana pindaan yang perlu dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatannya. Selanjutnya, Peserta memahami bahawa dia memberi persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan dan kerjayanya dengan Majikan tidak akan terjejas; satu-satunya akibat jika Peserta tidak bersetuju atau menarik balik persetujuan adalah bahawa Syarikat tidak akan dapat memberikan Unit Saham Terbatas Berasaskan Prestasi atau anugerah ekuiti lain kepada Peserta atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta memahami bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaannya untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganan Peserta untuk memberikan persetujuan atau penarikan balik persetujuan, Peserta memahami bahawa dia boleh menghubungi wakil sumber manusia tempatannya.

Director Notification Obligation. If the Participant is director of a Subsidiary or Affiliate of the Company in Malaysia, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such Malaysian entity in writing when Participant receives or disposes of an interest (e.g., the RSUs or Shares) in the Company or any related company. Such notifications must be made within fourteen (14) days of receiving or disposing of any interest in the Company or any related company.
NETHERLANDS
No country-specific provisions.
NORWAY
No country-specific provisions.
SINGAPORE
Sale Restriction.  The Participant agrees that any Shares be issued to him or her upon vesting and settlement of the Award will not be offered for sale or sold in Singapore prior to the six(6)-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).
Securities Law Notice. The Award is being made to the Participant in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the SFA and is not being made with the view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
Chief Executive Officer and Director Notification Obligation. If the Participant is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of a Singapore Subsidiary or Affiliate, he or she is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary or Affiliate in writing when he or she receives an interest (e.g., an Award or Shares) in the Company or any Subsidiary or Affiliate within two (2) business days of (i) acquiring or disposing of such interest, (ii) any change in a previously disclosed interest (e.g., sale of any Shares), or (iii) becoming a chief executive officer, director, associate director or shadow director.
SOUTH AFRICA
Tax Acknowledgement. The following provisions supplement the Withholding Taxes sections of this Agreement:
By accepting the Award, the Participant agrees that, immediately upon vesting of the Award, the Participant will notify the Employer of the amount of any gain realized. If the Participant fails to advise the Employer of the gain realized upon vesting, the Participant may be liable for a fine. The

Participant will be solely responsible for paying any difference between the actual tax liability and the amount withheld by the Employer.
Securities Law Notice. The Award and the Shares issued pursuant to the vesting of the Award are considered a small offering under Section 96 of the South Africa Companies Act, 2008 (Act No. 71 of 2008).
SPAIN
Labor Law Acknowledgment. The following provision supplements the Nature of Grant section in Appendix A of the Agreement:
By accepting the Award, the Participant acknowledges that he or she understands and agrees that he or she consents to participation in the Plan and that he or she has received a copy of the Plan.
The Participant further understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant Awards under the Plan to employees of the Global Eagle Companies throughout the world. The decision to grant the Awards is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Global Eagle Companies on an ongoing basis other than as set forth in this Agreement. Consequently, the Participant understands that any grant is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any Subsidiary or Affiliate) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Further, the Participant understands and freely accepts that the future value of the Shares is unknown and unpredictable.
Additionally, the Participant understands that the Award is expressly conditioned on his or her continued and active rendering of service to the Global Eagle Companies such that if his or her employment terminates for any reason other than as expressly provided in Section 6 of the Agreement, the Participant’s Award will cease vesting immediately effective as of the date of termination of the Participant’s employment. This will be the case, for example, even if (1) the Participant is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Participant terminates employment due to a change of work location, duties or any other employment or contractual condition; (4) the Participant terminates employment due to the Global Eagle Companies’ unilateral breach of contract; or (5) the Participant’s employment terminates for any other reason whatsoever, in each case other than as expressly provided in Section 6 of the Agreement. Consequently, upon termination of the Participant’s employment for any of the above reasons, he or she will automatically lose any rights to Awards granted to him or her that were unvested on the date of termination of his or her employment, as described in the Agreement.
Finally, the Participant understands that this grant would not be made to him or her but for the assumptions and conditions referred to herein; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of an Award shall be null and void.

Securities Law Notice. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the offer of the Award. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
SWEDEN
No country-specific provisions.

SWITZERLAND
Securities Law Notice. The Award is considered a private offering in Switzerland and is therefore not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the Award (a) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (b) may be publicly distributed or otherwise made publicly available in Switzerland or (c) has been or will be filed with, approved by or supervised by any Swiss regulatory authority (e.g., the Swiss Financial Market Supervisory Authority).
UNITED KINGDOM
Tax Acknowledgement. The following provisions supplement the Withholding Taxes sections of the Agreement.
Without limitation to the Withholding Taxes sections of the Agreement, the Participant agrees to be liable for any Tax-Related Items related to the Participant’s participation in the Plan and legally applicable to the Participant and hereby covenants to pay any such Tax-Related Items, as and when requested by the Company or, if different, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on the Participant’s behalf (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if the Participant is an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that the Participant is an executive officer or director and the income tax is not collected from or paid by the Participant within ninety (90) days of the end of the U.K. tax year (April 6 - April 5) in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. The Participant acknowledges that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer, as applicable, for the value of any employee NICs due on this additional benefit.
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ATTACHMENT II: Global Eagle Entertainment Inc. Amended and Restated 2017 Omnibus Long-Term Incentive Plan

[To Be Provided to the Recipient Separately]